May 10, 2005

DTE ENERGY REVISES PREVIOUSLY ANNOUNCED 1Q EARNINGS TO INCORPORATE
IMPACT OF MICHCON RATE ORDERS

      DETROIT — DTE Energy (NYSE: DTE) today filed its first quarter 2005 Form 10-Q for the quarter ended March 31, 2005, with the Securities and Exchange Commission. The company reported earnings for the quarter of $122 million, or $0.70 per diluted share. This is $27 million less than the $149 million, or $0.85 per diluted share, of reported earnings that was announced April 27, 2005. The earnings revision was due to the issuance of several rate orders for Michigan Consolidated Gas Co. (MichCon), the company’s natural gas utility, on April 28, 2005, which impacted the company’s first quarter financial results.

      DTE Energy’s operating earnings for the first quarter of $153 million, or $0.88 per diluted share, were unaffected by the rate orders.

      DTE Energy management believes that operating earnings, which are defined as GAAP earnings adjusted for certain items, provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

      An updated consolidated statement of operations for the three months ended March 31, 2005, as well as a reconciliation of reported to operating earnings, are at the end of this news release. The accounting adjustments that resulted from the Michigan Public Service Commission (MPSC) gas orders are summarized below, and their financial impact to DTE Energy is shown on a schedule accompanying this news release.

•	The MPSC ordered an adjustment to the cost of gas that was supplied at the end of 2001(during a three-year rate freeze) but billed in January 2002 (following the freeze). The MPSC ruled that customers should be charged the lower rate-freeze price rather than the higher post rate-freeze price. This ruling reduced pre-tax income by a total of $30 million, including adjustments to revenue and associated interest.

•	The MPSC disallowed recovery of certain environmental costs related to remediation of manufactured gas plants, resulting in an increase in operation and maintenance expense of $6 million.

•	The MPSC disallowed recovery of certain computer equipment and software, resulting in a $4 million asset write-off.

•	The income tax effects of these adjustments resulted in a $13 million decrease in income taxes for the quarter.

•	The MPSC also disallowed recovery of 90 percent of the costs of the computer billing system that MichCon had in place prior to its merger with DTE Energy, resulting in a $42 million write-off of this asset. This write-off impacted MichCon’s reported earnings only, and not DTE Energy’s reported earnings, due to valuation of assets during purchase accounting. As a result of this asset write-off, MichCon reported a loss for the quarter ended March 31, 2005 of $13 million. Please refer to MichCon’s Form 10-Q for further information and detailed financial statements.

      “While we appreciate the first base rate increase in more than 10 years for MichCon, we are disappointed with some of the MPSC’s decisions,” said Anthony F. Earley Jr., DTE Energy chairman and CEO. “We plan to seek rehearing of the MPSC orders and may be pressed to file a follow on rate case sooner than we had planned.”

      DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. DTE Energy’s largest operating subsidiaries are Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, and MichCon, a natural gas utility serving 1.2 million customers in Michigan. Information about DTE Energy is available at www.dteenergy.com.

      The information contained herein is as of the date of this press release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this press release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This press release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially. Factors that may impact forward-looking statements include, but are not limited to: the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and growth or decline in the geographic areas where we do business; environmental issues, laws and regulations, and the cost of remediation and compliance associated therewith; nuclear regulations and operations associated with nuclear facilities; the higher price of oil and its impact on the value of Section 29 tax credits, and the ability to utilize and/or sell interests in facilities producing such credits; implementation of electric and gas Customer Choice programs; impact of electric and gas utility restructuring in Michigan, including legislative amendments; employee relations and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost of coal and the availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by FERC, MPSC, NRC and other applicable governmental proceedings and regulations; contributions to earnings by non-utility businesses; changes in federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to, terrorism; changes in accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the company. This press release should also be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and MichCon’s 2004 Form 10-K (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and MichCon.

Members of the Media — For Further Information:

Lorie N. Kessler (313) 235-8807	Scott Simons (313) 235-8808

Analysts — For Further Information:

Investor Relations
(313) 235-8030

DTE Energy Company
Consolidated Statement of Operations (unaudited)

	Three Months Ended
	March 31
(in Millions, Except per Share Amounts)	2005	2004
Operating Revenues	$2,315	$2,093

Operating Expenses
Fuel, purchased power and gas	969	741
Operation and maintenance	904	783
Depreciation, depletion and amortization	208	167
Taxes other than income	91	85
Asset gains and losses, net (1)	(76)	(50)

	2,096	1,726

Operating Income	219	367

Other (Income) and Deductions
Interest expense	128	131
Interest income	(14)	(10)
Other income	(12)	(11)
Other expenses	11	15

	113	125

Income Before Income Taxes and Minority Interest	106	242

Income Tax Provision	37	75

Minority Interest (2)	(53)	(30)

Income from Continuing Operations	122	197

Income (Loss) from Discontinued Operations, net of tax	—	(7)

Net Income	$122	$190

Basic Earnings per Common Share
Income from continuing operations	$.70	$1.16
Discontinued operations	—	(.04)

Total	$.70	$1.12

Diluted Earnings per Common Share
Income from continuing operations	$.70	$1.15
Discontinued operations	—	(.04)

Total	$.70	$1.11

Average Common Shares
Basic	174	170
Diluted	175	170
Dividends Declared per Common Share	$.515	$.515

(1)	Primarily represents gains on the sale of interests in synfuel projects.

(2)	Primarily represents our partners’ share of synfuel project losses.

DTE Energy Company
Statement Of Operations (unaudited)
Form 10-Q Results as compared to Results Released April 27, 2005
March 31, 2005

	Three Months Ended March 31, 2005
	Results
	Released		Form 10-Q
(in Millions, Except per Share Amounts)	April 27, 2005	Adjustments(3)	Results
Operating Revenues	$2,344	$(29)	$2,315

Operating Expenses
Fuel, purchased power and gas	969	—	969
Operation and maintenance	898	6	904
Depreciation, depletion and amortization	208	—	208
Taxes other than income	91	—	91
Asset gains and losses, net (1)	(80)	4	(76)

	2,086	10	2,096

Operating Income	258	(39)	219

Other (Income) and Deductions
Interest expense	126	2	128
Interest income	(13)	(1)	(14)
Other income	(12)	—	(12)
Other expense	11	—	11

	112	1	113

Income Before Income Taxes and Minority Interest	146	(40)	106

Income Tax Provision	50	(13)	37

Minority Interest (2)	(53)	—	(53)

Net Income	$149	$(27)	$122

Basic Earnings per Common Share
Net Income	$.86	$(.16)	$.70

Diluted Earnings per Common Share
Net Income	$.85	$(.15)	$.70

Average Common Shares
Basic	174	—	174
Diluted	175	—	175

Dividends Declared per Common Share	$.515	—	$.515

(1)	Primarily represents gains on the sale of interests in synfuel projects.

(2)	Primarily represents our partners’ share of synfuel project losses.

(3)	Impact of April 2005 MPSC orders disallowing MichCon 2002 gas costs and certain computer systems and equipment costs.

DTE Energy Company
Segment Net Income (unaudited)

	Three Months Ended March 31
	2005				2004
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings
Energy Resources
Utility — Power Generation	$12	$—		$12	$16	$1	B	$10
						(7)	E
Non-utility
Energy Services	72	(3)	A	69	38	—		38
Energy Marketing & Trading	(22)	—		(22)	57	(48)	F	9
Other	—	—		—	(2)	—		(2)

Total Non-utility	50	(3)		47	93	(48)		45

	62	(3)		59	109	(54)		55

Energy Distribution
Utility — Power Distribution	43	2	B	45	28	2	B	30
Non-utility	(4)	—		(4)	(3)	—		(3)

	39	2		41	25	2		27

Energy Gas
Utility — Gas Distribution	13	1	B	51	71	1	B	72
		37	C
Non-utility	9	—		9	4	—		4

	22	38		60	75	1		76

Corporate and Other	(1)	(6	)D	(7)	(12)	6	D	(6)

	(1)	(6)		(7)	(12)	6		(6)

Income from Continuing Operations
Utility	68	40		108	115	(3)		112
Non-utility	55	(3)		52	94	(48)		46
Corporate and Other	(1)	(6)		(7)	(12)	6		(6)

	122	31		153	197	(45)		152

Discontinued Operations
Impairment loss/Gain on sale	—	—		—	(7)	7	G	—

	—	—		—	(7)	7		—

Net Income	$122	$31		$153	$190	$(38)		$152

Adjustments key

A) 2006 oil price option	Mark to market adjustment on 2006 oil price option

B) DTE2 project costs	Incremental DTE2 project costs

C) April 2005 MPSC gas orders	Impact of disallowances of 2002 gas costs and certain computer systems and equipment costs

D) Tax credit driven normalization	Quarterly adjustment at DTE Energy to normalize its effective tax rate. Annual results not impacted

E) Stranded cost adjustment	Stranded costs adjustment made pursuant to November 2004 MPSC order

F) Adjustment for contract termination / modification	Terminated a long-term gas exchange agreement and modified a related transportation agreement with a pipeline company

G) Impairment loss / Discontinued operations	Impairment charge relating to the expected loss on sale of Southern Missouri Gas Company

DTE Energy Company
Segment Diluted Earnings Per Share (unaudited)

	Three Months Ended March 31
	2005				2004
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings
Energy Resources
Utility — Power Generation	$0.07	$—		$0.07	$0.09	$(0.04	)E	$0.05
Non-utility
Energy Services	0.41	(0.02	)A	0.39	0.22	—		0.22
Energy Marketing & Trading	(0.13)	—		(0.13)	0.34	(0.28	)F	0.06
Other	—	—		—	(0.01)	—		(0.01)

Total Non-utility	0.28	(0.02)		0.26	0.55	(0.28)		0.27

	0.35	(0.02)		0.33	0.64	(0.32)		0.32

Energy Distribution
Utility — Power Distribution	0.24	0.01	B	0.25	0.16	0.01	B	0.17
Non-utility	(0.02)	—		(0.02)	(0.02)	—		(0.02)

	0.22	0.01		0.23	0.14	0.01		0.15

Energy Gas
Utility — Gas Distribution	0.08	0.01	B	0.30	0.42	0.01	B	0.43
		0.21	C
Non-utility	0.05	—		0.05	0.02	—		0.02

	0.13	0.22		0.35	0.44	0.01		0.45

Corporate and Other	—	(0.03	)D	(0.03)	(0.07)	0.04	D	(0.03)

	—	(0.03)		(0.03)	(0.07)	0.04		(0.03)

Income from Continuing Operations
Utility	0.39	0.23		0.62	0.67	(0.02)		0.65
Non-utility	0.31	(0.02)		0.29	0.55	(0.28)		0.27
Corporate and Other	—	(0.03)		(0.03)	(0.07)	0.04		(0.03)

	0.70	0.18		0.88	1.15	(0.26)		0.89

Discontinued Operations
Impairment loss/Gain on sale	—	—		—	(0.04)	0.04	G	—

	—	—		—	(0.04)	0.04		—

Net Income	$0.70	$0.18		$0.88	$1.11	$(0.22)		$0.89

Adjustments key

A) 2006 oil price option	Mark to market adjustment on 2006 oil price option

B) DTE2 project costs	Incremental DTE2 project costs

C) April 2005 MPSC gas orders	Impact of disallowances of 2002 gas costs and certain computer systems and equipment costs

D) Tax credit driven normalization	Quarterly adjustment at DTE Energy to normalize its effective tax rate. Annual results not impacted

E) Stranded cost adjustment	Stranded costs adjustment made pursuant to November 2004 MPSC order

F) Adjustment for contract termination / modification	Terminated a long-term gas exchange agreement and modified a related transportation agreement with a pipeline company

G) Impairment loss / Discontinued operations	Impairment charge relating to the expected loss on sale of Southern Missouri Gas Company